EXHIBIT B


 Certification Pursuant to section 906 of the Sarbanes-Oxley Act of 2002
        (subsections (a) and (b) of section 1350, chapter 63 of title 18,
                               United States Code)


In connection with the attached Report of CIGNA Investment Securities (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated:   August 28, 2003


/s/ Richard H. Forde
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Richard H. Forde
Chairman of the Board and President


Dated:   August 28, 2003


/s/ Alfred A. Bingham III
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Alfred A. Bingham III
Vice President and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.